Exhibit 99.1
THE J. JILL GROUP, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
The J. Jill Group, Inc.:
     In our opinion, the accompanying consolidated balance sheets and the related consolidated Statements of Operations, Statements of Changes in Stockholders Equity, and Statements of Cash Flows present fairly, in all material respects, the financial position of The J Jill Group, Inc. and its subsidiaries at December 31, 2005 and December 25, 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 15, 2006

THE J. JILL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,	December 25,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$35,700	$31,966
Cash held in escrow	1,342	872
Marketable securities	24,228	34,062
Accounts receivable, net	14,595	18,579
Inventory	34,562	36,212
Prepaid catalog expenses	4,306	3,894
Deferred income taxes	10,312	9,761
Other current assets	7,486	8,237

Total current assets	132,531	143,583
Property and equipment, net	148,100	133,972
Other non-current assets	6,844	5,141

Total assets	$287,475	$282,696

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,210	$17,523
Accrued expenses	32,169	27,158
Accrued customer returns	6,558	7,494
Current portion of long-term debt	1,036	1,805

Total current liabilities	46,973	53,980
Long-term debt, less current portion	9,395	10,431
Deferred credits from landlords and other	58,223	47,387
Deferred income taxes	4,763	6,841
Commitments and contingencies Stockholders’ equity:
Special preferred stock (par value $0.01) 1,000,000 shares authorized	—	—
Common stock (par value $0.01) 30,000,000 shares authorized, 20,354,196 and 20,109,789 shares issued and outstanding as of December 31, 2005 and December 25, 2004, respectively	204	201
Additional paid-in capital	115,082	112,508
Accumulated other comprehensive loss	(116)	(89)
Retained earnings	52,951	51,437

Total stockholders’ equity	168,121	164,057

Total liabilities and stockholders’ equity	$287,475	$282,696

The accompanying notes are an integral part of the consolidated financial statements.

THE J. JILL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Twelve Months Ended
	December 31,	December 25,	December 27,
	2005	2004	2003
	(53 weeks)
Net sales	$449,712	$434,867	$376,904
Cost of products and merchandising	297,971	278,410	250,248

Gross margin	151,741	156,457	126,656
Selling, general and administrative expenses	149,125	141,121	114,019

Operating income	2,616	15,336	12,637
Interest income	1,069	716	460
Interest expense	956	1,050	1,199

Interest (income) expense, net	(113)	334	739

Income before taxes	2,729	15,002	11,898
Income tax provision	1,215	6,296	4,873

Net income	$1,514	$8,706	$7,025

Earnings per share:
Basic	$0.07	$0.43	$0.36
Diluted	$0.07	$0.42	$0.35
Weighted average shares outstanding:
Basic	20,241	20,019	19,585
Diluted	20,536	20,546	20,060
The accompanying notes are an integral part of the consolidated financial statements.

THE J. JILL GROUP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(in thousands, except share amounts)

					Accumulated
			Additional		Other	Total
		Common	Paid-In	Retained	Comprehensive	Stockholders’
	Shares	Stock	Capital	Earnings	Loss	Equity
Balance at December 28, 2002	19,495,411	$195	$107,227	$35,706	$—	$143,128

Net income	—	—	—	7,025	—	7,025
Exercise of stock options	131,901	2	500	—	—	502
Tax benefit from exercise of stock options	—	—	56	—	—	56
Stock granted under employee stock purchase plan	30,991	0	368	—	—	368

Balance at December 27, 2003	19,658,303	197	108,151	42,731	—	151,079
Net income	—	—	—	8,706	—	8,706
Unrealized loss on marketable securities, net of tax	—	—	—	—	(89)	(89)

Comprehensive income						8,617
Exercise of stock options	415,224	4	2,746	—	—	2,750
Tax benefit from exercise of stock options	—	—	1,219	—	—	1,219
Stock granted under employee stock purchase plan	36,262	0	392	—	—	392

Balance at December 25, 2004	20,109,789	201	112,508	51,437	(89)	164,057
Net income (53 weeks)	—	—	—	1,514	—	1,514
Unrealized loss on marketable securities, net of tax	—	—	—	—	(27)	(27)

Comprehensive income						1,487
Exercise of stock options	177,750	2	1,385	—	—	1,387
Tax benefit from exercise of stock options	—	—	404	—	—	404
Stock granted under employee stock purchase plan	66,657	1	785	—	—	786

Balance at December 31, 2005	20,354,196	$204	$115,082	$52,951	$(116)	$168,121

The accompanying notes are an integral part of the consolidated financial statements.

THE J. JILL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,	December 25,	December 27,
	2005	2004	2003
	(53 weeks)
Cash flows provided by operating activities:
Net income	$1,514	$8,706	$7,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,755	18,663	16,131
Deferred income taxes	(2,555)	1,396	1,298
Gain on trust assets	(477)	(388)	(374)
Loss on disposal of property and equipment	567	388	—
Changes in assets and liabilities:
Decrease in accounts receivable, net	3,984	55	2,683
Decrease (increase) in inventory	1,650	(8,081)	5,867
(Increase) decrease in prepaid catalog expenses	(412)	212	(24)
Decrease (increase) in other assets	878	(1,220)	(578)
(Decrease) increase in accounts payable	(10,417)	2,340	2,318
Increase in accrued expenses	4,563	5,863	3,367
(Decrease) increase in accrued customer returns	(936)	205	(39)
Increase in deferred credits from landlords and other	10,836	7,322	13,065

Net cash provided by operating activities	31,950	35,461	50,739

Cash flows used in investing activities:
Additions to property and equipment	(36,020)	(28,784)	(34,265)
Purchases of marketable securities	(31,875)	(34,246)	—
Sales of marketable securities	8,701	—	—
Maturities of marketable securities	32,436	—	—
Investment in trust assets	(1,356)	(1,099)	(898)
Increase in cash held in escrow	(470)	(89)	(245)

Net cash used in investing activities	(28,584)	(64,218)	(35,408)
Cash flows provided by (used in) financing activities:
Payments of debt borrowings	(1,805)	(1,706)	(1,648)
Proceeds from stock transactions	2,173	3,142	870

Net cash provided by (used in) financing activities	368	1,436	(778)

Net increase (decrease) in cash and cash equivalents	3,734	(27,321)	14,553

Cash and cash equivalents at:
Beginning of period	31,966	59,287	44,734

End of period	$35,700	$31,966	$59,287

Supplemental information:
Non-cash investing activities:
Property and equipment costs accrued, not paid	$1,873	$917	$1,033
Cash paid for interest	$806	$905	$1,065
Cash paid for income taxes	$216	$4,959	$6,836
The accompanying notes are an integral part of the consolidated financial statements.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
A. Nature of business:
     The J. Jill Group, Inc. (together with its wholly owned consolidated subsidiaries, the “Company” or “J. Jill”), is a multi-channel specialty retailer of women’s apparel, including accessories and footwear, that markets its products through its retail stores, catalogs and website jjill.com.
B. Summary of significant accounting policies:
Principles of consolidation
     The consolidated financial statements include the accounts of The J. Jill Group, Inc. and its wholly owned consolidated subsidiaries. Intercompany balances and transactions have been eliminated. Beginning as of the close of business on December 25, 2004, the Company realigned its organizational structure in response to various operational changes in its business. This realignment resulted in, among other things, the Company’s retail/direct subsidiary, The Birch Pond Group, Inc., a wholly owned subsidiary, being converted into J. Jill, LLC.
Translation adjustments
     The financial statements of the Company’s foreign operations have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rate in effect at the applicable balance sheet date. Income statement amounts have been translated using average exchange rates in effect during the applicable fiscal year. The gains and losses resulting from the changes in exchange rates are insignificant for all periods presented.
Fiscal year
     The Company’s fiscal year ends on the last Saturday in December. The 12 months ended December 31, 2005 (“fiscal 2005”) was a 53-week fiscal year. In a 53-week fiscal year, three of the quarters are 13-week periods, and one is a 14-week period. The fourth quarter of fiscal 2005 was a 14-week period. The 12 months ended December 25, 2004 (“fiscal 2004”) and December 27, 2003 (“fiscal 2003”) were 52-week fiscal years.
Cash and cash equivalents
     Cash and cash equivalents consist of cash on deposit in banks and may also include cash invested in money market mutual funds, overnight repurchase agreements, debt securities and U.S. Treasury and federal agency securities. The Company considers all highly liquid instruments, including certificates of deposit with remaining maturity at time of purchase of three months or less, to be cash equivalents.
Cash held in escrow
     Cash held in escrow primarily consists of amounts Birch Pond Realty Corporation, a wholly owned subsidiary of The J. Jill Group, Inc., is required to keep in escrow associated with the outstanding loan on the Company’s operations, fulfillment and distribution center in Tilton, New Hampshire (the “Tilton facility”). These amounts will be used to pay for real estate taxes, insurance and certain repairs and replacements related to the Tilton facility.
Marketable securities
     The Company’s marketable securities consist primarily of investments in municipal debt securities. The Company intends to maintain a liquid portfolio and accordingly, all marketable securities are classified as available-for-sale and reported at their fair value. Unrealized gains and losses are included in accumulated other

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
comprehensive income, a separate component of stockholders’ equity. Unrealized gains and losses are added to or deducted from net income, respectively, in arriving at comprehensive income (loss) for financial reporting purposes. There were no realized gains or losses on marketable securities during fiscal 2005 or fiscal 2004. The Company did not have any investments in marketable securities in fiscal 2003. The Company’s marketable securities are exposed to interest rate and credit risks. See “Risks and uncertainties.”
     A summary of the contractual maturities of available-for-sale securities follows (in thousands):

	Fair Market Value
	December 31,	December 25,
	2005	2004
Due within one year	$16,674	$18,259
Due between one and three years	7,554	13,803
Due after 10 years (1)	—	2,000

Total	$24,228	$34,062

(1)	Marketable securities within this category contained put provisions that allowed the security to be put every 35 days.
Accounts receivable and allowance for doubtful accounts
     A summary of the Company’s accounts receivable follows (in thousands):

	December 31,	December 25,
	2005	2004
Deferred billing	$4,810	$8,785
Landlord allowances	6,416	5,802
Other	3,679	4,398

Total accounts receivable	14,905	18,985
Less: allowances	(310)	(406)

Accounts receivable, net	$14,595	$18,579

     The Company’s trade accounts receivable relate primarily to credit card sales to individuals and are recorded at the invoiced amount. These receivables do not bear interest. The allowance for doubtful accounts relates primarily to credit card bad debt associated with the Company’s deferred billing program, list rental receivables and checks received from customers. The allowance for doubtful accounts is the Company’s best estimate of probable uncollectible amounts or losses in its existing accounts receivable. The Company determines the allowance for doubtful accounts based on the historical write-off experience by type of receivable and other factors. Delinquent amounts are reviewed individually and account balances are charged off against the allowance when the Company determines that it is probable that the receivable will not be recovered. Write-offs, net of recoveries, were approximately $163,000, $246,000 and $409,000 in fiscal 2005, fiscal 2004 and fiscal 2003, respectively. The Company does not have any off balance sheet exposure related to its accounts receivable.
     The Company’s deferred billing program provides its customers with the option of deferring payment for their purchases. The deferral period is generally 60 to 90 days. For deferred billing offered on the Company’s private label credit card, the Company typically receives cash from the sale within four business days from the date of purchase. For deferred billing offered on major credit cards, the Company receives cash after the deferral period expires, net of any returns or adjustments processed during the deferral period. The Company does not bear the credit risk associated with its private label credit card. The Company is exposed to credit risk during the deferral period for its deferred billing programs that relate to major credit cards.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Inventory
     Inventory, consisting of merchandise for sale, is stated at the lower of cost, as determined by the weighted average cost method, or market, based on estimated net realizable value.
Property and equipment
     Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, which are 30 years for buildings and one to seven years for computers, computer software, equipment, furniture and fixtures. Improvements to leased premises are amortized on a straight-line basis over the shorter of their estimated useful life or the lease term. Depreciation periods related to improvements made to leased property do not exceed the lease term. Maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.
     The Company capitalizes certain costs related to the development or purchase of internal-use software and amortizes these costs over the estimated useful life of the software. The Company expenses costs related to the preliminary project stage and the post-implementation/operation stage of internal-use software development projects including research and planning costs.
Long-lived assets
     The Company periodically considers whether there has been a permanent impairment in the value of its long-lived assets, primarily property and equipment. The Company evaluates various factors after a start-up phase, including current and projected future operating results and the undiscounted cash flows for the underperforming long-lived assets. The Company then compares the carrying amount of the asset to the estimated future undiscounted cash flows expected to result from use of the asset. To the extent that the estimated future undiscounted cash flows are less than the carrying amount of the asset, the asset is permanently written down to its estimated fair market value and an impairment loss is recognized. The value of impaired long-lived assets may be subject to further write-downs based on subsequent changes in these factors. At December 31, 2005, the Company determined, based on its evaluations, that certain long-lived assets were impaired. The Company recorded a charge to reduce the carrying value of these assets. The charge is included in cost of products and merchandising and is immaterial to the Company’s consolidated financial statements. At December 25, 2004, the Company determined, based on its evaluations, that the carrying value of its long-lived assets was appropriate.
Fair value of financial instruments
     The Company periodically assesses the fair value of its financial instruments. The fair values of cash and cash equivalents, accounts receivable and accounts payable at December 31, 2005 and December 25, 2004 approximate their carrying values. The fair value of the Company’s long-term debt, including current maturities, at December 31, 2005 and December 25, 2004 was approximately $10,622,000 and $13,198,000, respectively. The Company’s marketable securities are reported at fair value.
Deferred credits from landlords
     Deferred credits from landlords consists of step rent and allowances from landlords primarily related to the Company’s retail store leases. Step rent represents the difference between actual operating lease payments due and straight-line rent expense, which is recorded by the Company over the term of the lease, including the build-out period. This amount is recorded as a deferred credit in the early years of the lease, when cash payments are generally lower than straight-line rent expense, and reduced in the later years of the lease when payments begin

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
to exceed the straight-line expense. Landlord allowances are generally comprised of amounts promised to the Company by landlords in the form of cash or rent abatements. These allowances are part of the negotiated terms of the lease. In situations where cash is to be received, the Company records a receivable for the full amount of the allowance when certain performance criteria articulated in the lease are met, typically when the store opens, and a liability is concurrently established. This deferred credit from landlords is amortized into income (through lower rent expense) over the term (including the pre-opening build-out period) of the applicable lease and the receivable is reduced as amounts are received from the landlord. The liability for unamortized landlord allowances, including current portion, was $48,908,000 and $39,507,000 at December 31, 2005 and December 25, 2004, respectively.
Accounting for stock-based compensation
     The Company discloses stock-based compensation information in accordance with Financial Accounting Standard Board (“FASB”) issued Statement No. 148 (“SFAS 148”), “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123” and FASB issued Statement No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation.” The Company has elected to continue to account for its stock-based plans under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” as well as to provide disclosure of stock-based compensation as outlined in SFAS 123, as amended by SFAS 148. No compensation expense has been recognized related to the Company’s stock-based plans.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     In December 2004, the FASB issued Statement No. 123R (“SFAS 123R”), “Share-Based Payment,” a revision of SFAS 123. As a result, the pro forma disclosures previously permitted under SFAS 123 will no longer be an alternative to financial statement recognition. The Company is required to adopt SFAS 123R in the first quarter of 2006. See “Recent accounting standards.” In April 2005, the Securities and Exchange Commission (“SEC”) announced the adoption of a new rule that amended the compliance date for SFAS 123R. The SEC’s rule requires companies to implement SFAS 123R by the beginning of the first fiscal year beginning after June 15, 2005. Accordingly, the Company intends to adopt SFAS 123R in the first quarter of 2006. The Company is currently evaluating the provisions of SFAS 123R. The adoption of this standard is expected to have a material effect on the Company’s consolidated financial statements; however, based on the Company’s current projections, the Company expects the compensation expense to be recognized in 2006 as a result of the adoption of SFAS 123R to be significantly less than the pro forma amounts historically disclosed in the notes to its consolidated financial statements. Many of the stock options that will be outstanding as of the first quarter of 2006 will be fully vested at that time and accordingly, will not result in compensation expense going forward.
     At December 31, 2005, the Company had three stock-based plans: the Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan (the “2001 Stock Option Plan”), the Amended and Restated 1993 Incentive and Nonqualified Stock Option Plan (the “1993 Stock Option Plan”) together (the “stock option plans”) and the Second Amended and Restated 1998 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).
     The Company uses the Black-Scholes option pricing model to estimate the fair value at the date of grant of stock options granted under the stock option plans and stock purchase rights associated with the Employee Stock Purchase Plan. A summary of the assumptions used for stock option grants and stock purchase right grants follows:

	Twelve Months Ended
	December 31,	December 25,	December 27,
	2005	2004	2003
Stock option plans:
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	51.4%	61.5%	75.0%
Risk free interest rate	3.8%	3.0%	2.1%
Expected lives	2.7 years(1)	3.3 years	3.9 years

Employee Stock Purchase Plan:
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	49.0%	50.0%	75.0%
Risk free interest rate	2.8%	1.0%	1.3%
Expected lives	1.0 year	1.0 year	1.0 year

(1)	Certain stock option grants during fiscal 2005 were vested in full at the time of grant, which decreases the assumption with respect to the expected life of those grants.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     A reconciliation of net income, as reported in the consolidated statements of operations, to pro forma net income including compensation expense, net of tax, for the Company’s stock-based plans as calculated in accordance with the provisions of SFAS 123, as amended by SFAS 148, as well as a comparison of as reported and pro forma basic and diluted earnings per share (“EPS”) follows (in thousands, except per share data):

	Twelve Months Ended
	December 31,	December 25,	December 27,
	2005 (1)	2004 (2)	2003
	(53 weeks)
Net income (loss):
As reported	$1,514	$8,706	$7,025
Compensation expense, net of related tax benefit (3)	(3,316)	(6,500)	(5,117)

Pro forma (4)	$(1,802)	$2,206	$1,908

Earnings (loss) per share:
Basic
As reported	$0.07	$0.43	$0.36
Pro forma (4)	(0.09)	0.11	0.10
Diluted
As reported	0.07	0.42	0.35
Pro forma (4)	$(0.09)	$0.11	$0.10

(1)	In June 2005, the Company granted 200,000 stock options to certain members of management that were vested in full at the time of grant. These grants were given in lieu of annual salary increases.

(2)	In December 2004, the Company granted 270,000 stock options to certain members of management in exchange for their entering into agreements regarding the protection of the Company’s property. These agreements include provisions relating to the protection of confidential information and intellectual property and covenants not to compete with the Company or solicit the Company’s employees. These options were vested in full at the time of grant.

(3)	Compensation expense is net of a related tax benefit of $1,323,000, $3,825,000 and $2,775,000 for fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

(4)	All pro forma disclosures include the effects of all options granted after June 24, 1995.
     The effects on pro forma net income (loss) and pro forma EPS of the estimated stock-based compensation expense, net of tax, calculated using the fair value of stock options and stock purchase rights in accordance with the Black-Scholes option pricing model for fiscal 2005, fiscal 2004 and fiscal 2003 are not necessarily representative of the effects on the Company’s results of operations in the future. In addition, the compensation expense estimates utilize an option pricing model developed for traded options with relatively short lives. The Company’s stock option grants typically have a contractual life of up to ten years and are not transferable. Therefore, the actual fair value of a stock option grant may be different from the Company’s estimates. The Company believes that its estimates incorporate all relevant information and represent a reasonable approximation in light of the difficulties involved in valuing non-traded stock options.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     A summary of the weighted average fair value of stock option grants and the average fair value of stock purchase right grants follows:

	Twelve Months Ended
	December 31,	December 25,	December 27,
	2005	2004	2003
Fair value of stock option grants	$5.04	$7.89	$8.38
Fair value of stock purchase right grants	$4.21	$4.22	$5.66
Revenue recognition
     The Company recognizes sales and the related cost of products at the time the products are received by customers. The Company’s customers may return purchased items for an exchange or refund. The Company provides a returns allowance based on projected merchandise returns, taking into consideration historical experience and other factors. The returns allowance is recorded as a reduction to net sales for the estimated retail value of the projected merchandise returns and as a reduction to cost of products for the corresponding cost amount. From time to time, the Company offers marketing promotions that may involve multiple purchases by the customer whereby, as a result of their first purchase, the customer receives a coupon for a specified discount on their next purchase. In these cases, revenue is deferred at the time of the first purchase for the estimated discount amount and recognized when the second purchase is made or the promotional period ends. Shipping and processing fees charged to the customer are recognized at the time the products are received by the customer and are included in net sales. The cost of shipping and processing customer orders is recognized at the time the products are received by the customer and is included in cost of products and merchandising. Sales taxes are excluded from net sales.
Pre-opening costs
     Pre-opening costs for the Company’s new stores include costs incurred prior to store opening including payroll and training costs and rent expense. Pre-opening costs mainly associated with payroll and training are expensed as incurred and included in selling, general and administrative expenses. These costs totaled $2,029,000, $1,458,000 and $1,546,000 during fiscal 2005, fiscal 2004 and fiscal 2003, respectively. Pre-opening rent expense is included in cost of products and merchandising and totaled $752,000, $493,000 and $692,000 during fiscal 2005, fiscal 2004 and fiscal 2003, respectively.
Selling expenses
     Selling expenses consist primarily of the costs to produce, print and distribute catalogs (“catalog costs”), retail store selling and administrative costs (primarily salaries and benefits) and other marketing department costs. Costs associated with the Company’s website are also included in selling expenses. Catalog costs in the direct segment are considered direct response advertising and as such are capitalized as incurred and amortized over the expected sales life of each catalog, which is generally a period not exceeding six months. Creative and production costs associated with the Company’s website are also considered direct response advertising and as such are capitalized as incurred and amortized over the applicable selling season, which is generally a period not exceeding six months. Catalog costs in the retail segment are considered advertising and as such are expensed as incurred. Advertising expense, excluding catalog costs for the direct segment and in-store visual presentation and signage costs, totaled $8,833,000, $5,976,000 and $1,726,000 during fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Advertising arrangements
     The Company periodically enters into arrangements with certain national magazine publishers whereby the Company includes magazine subscription cards in its catalog mailings in exchange for advertising credits or discounts on advertising. The arrangements vary by publisher. The advertising credits recorded by the Company related to these arrangements were $2,336,000, $849,000 and $500,000 during fiscal 2005, fiscal 2004 and fiscal 2003, respectively, and are included as a reduction to selling expenses. The other arrangements provide discounts on advertising resulting in lower advertising costs. At December 31, 2005 and December 25, 2004, the net accrued credits receivable related to these arrangements was $534,000 and $21,000, respectively.
Use of estimates
     The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the applicable balance sheet and the reported amounts of revenues and expenses during the applicable reporting period. The Company’s significant estimates include those associated with cumulative write-downs associated with inventory markdowns, reserves for expected customer returns, catalog costs, valuation allowances related to deferred tax assets and write-downs associated with long-lived asset impairments. Actual results could differ from estimates made by management.
Risks and uncertainties
     The Company has evaluated its operations to determine whether any risks and uncertainties exist that could severely impact its operations in the near term. The potential near term risks that the Company identified include, but are not limited to, the following: the Company’s ability to produce a merchandise assortment that has broad customer appeal; the Company’s ability to successfully grow its retail business while, at the same time, stabilizing and improving its direct segment’s performance; the Company’s ability to build brand awareness and the effectiveness of its brand development and marketing programs; the Company’s ability to respond to changes in customer demands and fashion trends in a timely manner; the customary risks associated with purchasing inventory abroad including any event causing a disruption in manufacturing or imports from the countries from which the Company currently sources goods, or the imposition of additional import restrictions (particularly with respect to China); the Company’s reliance on its relationship with two foreign buying agents; changes in competition in the women’s apparel industry; the potential for fixed asset impairments resulting from underperforming long-lived assets; the ability of the Company to have sufficient liquidity to meet its future operating lease and other cash flow obligations; and changes in, or the failure to comply with, federal and state tax and other government regulations.
     The Company’s financial instruments, which potentially subject the Company to interest rate and credit risks, consist principally of cash and marketable securities investments. The Company maintains cash, cash equivalents and marketable securities with various financial institutions. Changes in interest rates may affect the Company’s operating results. The Company currently invests in highly liquid, interest bearing instruments, primarily municipal debt securities. The Company’s investments include securities with a minimum credit rating of A1 by Moody’s and A+ by Standard and Poor and no individual investment in the portfolio, except investments in U.S. Treasury and federal agency securities, is greater than 10% of the total portfolio, so potential losses on individual securities is minimized. The Company’s investment policy limits interest rate risk by requiring the investment portfolio to be structured such that securities mature to meet cash requirements for ongoing operations, thereby avoiding the need to sell securities on the open market prior to maturity. In addition, operating funds are invested primarily in shorter-term securities, money market mutual funds, or similar investment pools.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     The Company sells both domestically produced and imported merchandise. The Company places significant reliance on its relationship with two foreign buying agents. The Company believes that this concentration risk is mitigated by the fact that these buying agents purchase the Company’s inventory directly from a variety of foreign vendors. During fiscal 2005 and fiscal 2004, the Company did not purchase more than 10% of its inventory directly from any one vendor. However, it did purchase approximately 80% and 73% of its imported inventory through these two buying agents during fiscal 2005 and fiscal 2004, respectively. Although the Company could purchase this inventory through alternative buying agents or directly from vendors, loss of these buying agents could disrupt the Company’s operations.
     Approximately 86% and 78% of the merchandise received in fiscal 2005 and fiscal 2004, respectively, was purchased directly from foreign sources, primarily located in China. In addition, goods purchased from domestic vendors are often sourced abroad by such vendors. The Company believes that its combined foreign purchases, including direct purchases and indirect purchases through domestic vendors, totaled roughly 97% and 92% of its total purchases during fiscal 2005 and fiscal 2004, respectively.
Statement of operations classifications
     Cost of products and merchandising consists primarily of product costs (e.g., product development, sourcing, merchandising, inventory control and inventory acquisition costs and inventory markdowns) and operating costs (e.g., occupancy and depreciation costs for the Company’s retail stores, order processing costs and distribution facility costs). Selling, general and administrative expenses consist primarily of retail store selling costs, costs to produce, print and distribute catalogs, and website and corporate administrative costs.
Reclassifications
     Certain amounts in the prior year financial statements and related notes have been reclassified to conform to the fiscal 2005 presentation.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Recent accounting standards
     In October 2005, the FASB issued Staff Position No. FAS 13-1 (“FSP FAS 13-1), “Accounting for Rental Costs Incurred during a Construction Period,” a position on FASB issued Statement No. 13, “Accounting for Leases.” FSP FAS 13-1 clarifies that rental costs associated with a ground or building operating lease that are incurred during a construction period shall be recognized as rental expense and these rental costs should be included in income from continuing operations during the construction period. FSP FAS 13-1 is effective for the first reporting period beginning after December 15, 2005. The application of this position is not expected to have a material impact on the Company’s consolidated financial statements.
     In May 2005, the FASB issued Statement No. 154 (“SFAS 154”), “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20, “Accounting Changes,” and FASB issued Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement requires that retrospective application of a change in accounting principle be limited to the direct effects of a change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.
     In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations,” an interpretation of FASB issued Statement No. 143, “Accounting for Asset Retirement Obligations.” FIN 47 states that a conditional asset retirement obligation is a legal obligation to perform an asset retirement activity in which the timing or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application for interim financial information is permitted but is not required. The adoption of this interpretation did not have a material impact on the Company’s consolidated financial statements.
     In November 2004, the FASB issued Statement No. 151 (“SFAS 151”), “Inventory Costs.” SFAS 151 amends the guidance in Accounting Research Bulletin No. 43, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges and that the allocation of fixed production overhead to the cost of converting work in process to finished goods be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on the Company’s consolidated financial statements.
C. Property and equipment:
     A summary of property and equipment follows (in thousands):

	December 31,	December 25,
	2005	2004
Land and building	$29,447	$29,358
Equipment	41,792	35,740
Furniture, fixtures and leasehold improvements	163,926	136,112
Construction in progress	4,076	2,286

Total property and equipment	239,241	203,496
Less accumulated depreciation and amortization	(91,141)	(69,524)

Property and equipment, net	$148,100	$133,972

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     Construction in progress is primarily comprised of furniture, fixtures and equipment related to unopened retail stores and costs incurred related to the implementation of certain systems. The net book value of capitalized software included in property and equipment totaled $3,746,000 and $1,197,000 at December 31, 2005 and December 25, 2004, respectively. The Company incurred depreciation expense of $854,000, $773,000 and $801,000 related to capitalized software during fiscal 2005, fiscal 2004 and fiscal 2003, respectively.
D. Accrued expenses:
     A summary of the significant components of accrued expenses follows (in thousands):

	December 31,	December 25,
	2005	2004
Gift certificates	$7,053	$6,108
Deferred compensation	5,060	3,845
Employee-related	4,729	3,302
Taxes	4,030	2,905
Other (1)	11,297	10,998

Total accrued expenses	$32,169	$27,158

(1)	Other consists primarily of amounts accrued for professional fees, insurance and customer refunds in process, which are individually less than 5% of current liabilities.
E. Debt:
     The Company’s credit facilities at December 31, 2005 consisted of (i) a $70,000,000 revolving credit facility (the “Revolving Credit Facility”); (ii) a real estate loan (the “Tilton Facility Loan”); and (iii) an equipment loan (the “Equipment Loan”).
     A summary of outstanding long-term debt follows (in thousands):

	December 31,	December 25,
	2005	2004
Tilton Facility Loan	$9,825	$10,224
Equipment Loan	606	2,012

Total long-term debt	10,431	12,236
Less current maturities	(1,036)	(1,805)

Long-term debt, less current portion	$9,395	$10,431

     At December 31, 2005, the aggregate principal amounts of long-term debt maturing in the next four fiscal years were as follows (in thousands):

Fiscal 2006	$1,036
Fiscal 2007	463
Fiscal 2008	496
Fiscal 2009	8,436

Total	$10,431

     On December 30, 2005, the Company amended the Revolving Credit Facility primarily to increase the total amount available to $70,000,000, extend its termination date to June 1, 2007, modify certain lending conditions and covenants and add a change of control as an event of default. The amount available under the Revolving

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Credit Facility is reduced by outstanding borrowings and outstanding letters of credit. Outstanding borrowings may not exceed $20,000,000. Letters of credit are primarily used to procure inventory from foreign vendors. The Revolving Credit Facility is collateralized by substantially all of the personal property, both tangible and intangible, of the Company. Outstanding borrowings bear interest at an annual rate equal to the prime lending rate announced by one of the participating banks or the LIBOR lending rate plus 1.75% per annum. At December 31, 2005, the Revolving Credit Facility bore interest at 7.25% per annum. There were no outstanding borrowings on the Revolving Credit Facility at December 31, 2005 or December 25, 2004. Outstanding letters of credit totaled $33,816,000 and $40,647,000 at December 31, 2005 and December 25, 2004, respectively. Availability under the Revolving Credit Facility at December 31, 2005 and December 25, 2004 was $36,184,000 and $19,353,000, respectively, subject in each case to the borrowing cap. Outstanding letters of credit do not bear interest. The Company is required to pay a commitment fee of 1/4 of 1% per annum on the unused portion of the Revolving Credit Facility.
     The Tilton Facility Loan is collateralized by a mortgage lien on the Tilton facility. The Tilton facility is owned by Birch Pond Realty Corporation, a wholly owned subsidiary of The J. Jill Group, Inc., and leased to The J. Jill Group, Inc. Payments of principal and interest on the Tilton Facility Loan, a 10-year loan, are due monthly, based on a 20-year amortization, with a balloon payment of the remaining balance payable on April 1, 2009. The interest rate on the Tilton Facility Loan is fixed at 7.30% per annum.
     The Equipment Loan is collateralized by substantially all of the Company’s materials handling equipment. The maturity date of the Equipment Loan is May 1, 2006 and payments of principal and interest are due monthly. The interest rate on the Equipment Loan is fixed at 5.00% per annum.
     The Company’s credit facilities contain various lending conditions and covenants including restrictions on permitted liens. In the case of the Revolving Credit Facility, these conditions and covenants include certain financial coverage calculations and ratios, including (i) indebtedness and outstanding letter of credit balance to tangible net worth; (ii) hard current assets to current liabilities; (iii) debt service coverage; (iv) indebtedness, outstanding letter of credit balance and net present value of operating leases to tangible net worth; and (v) minimum annual net profit or net loss. As part of the amendment dated December 30, 2005, the minimum annual net profit covenant was amended to permit a net loss after tax benefit of up to $2,000,000 for the fiscal year ending December 31, 2005. Thereafter, the covenant requires a minimum annual net profit after tax of one dollar. Additionally, the amendment modified certain other lending conditions and covenants including the covenant relating to the ratio of indebtedness, outstanding letter of credit balance and net present value of operating leases to tangible net worth. These modifications are effective for the calculation for the year ended December 31, 2005. The manner of making these calculations and computing these ratios is defined by the provisions of the Fifth Amended and Restated Loan Agreement, as amended, which is part of the Revolving Credit Facility. The Company was in compliance with the covenants associated with its credit facilities as of and for the fiscal years ended December 31, 2005, December 25, 2004 and December 27, 2003.
     The weighted average interest rate for amounts outstanding under the Company’s credit facilities during fiscal 2005, fiscal 2004 and fiscal 2003 was 7.04%, 6.83% and 7.01% per annum, respectively.
F. Stockholders’ equity:
Common stock
     The Company has 30,000,000 shares of common stock, $0.01 par value per share, authorized.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Special preferred stock
     The Company has 1,000,000 shares of special preferred stock, $0.01 par value per share, authorized. The Company’s Board of Directors has discretion to determine the rights and preferences of the special preferred stock. No special preferred stock was outstanding at December 31, 2005 or December 25, 2004.
Earnings per share
     A reconciliation of the numerators and denominators of the basic and diluted EPS computations follows (in thousands, except per share data):

	Twelve Months Ended
	December 31,	December 25,	December 27,
	2005	2004	2003
	(53 weeks)
Numerator:
Net income	$1,514	$8,706	$7,025

Denominator (shares):
Basic weighted average shares outstanding	20,241	20,019	19,585
Assumed issuance of shares under stock option plans and Employee Stock Purchase Plan	295	527	475

Diluted weighted average shares outstanding	20,536	20,546	20,060

Earnings per share:
Basic	$0.07	$0.43	$0.36
Diluted	$0.07	$0.42	$0.35
     Of the options outstanding at the end of fiscal 2005, fiscal 2004 and fiscal 2003, options to purchase 1,872,350, 1,558,000 and 1,886,000 shares of common stock, respectively, were excluded from the computation of diluted EPS on the basis that such options were antidilutive.
G. Stock-based plans:
Stock option plans
     The Company’s option plans authorize (i) the grant of options to purchase common stock intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) the grant of options that do not so qualify. At December 31, 2005, the 1993 Stock Option Plan and the 2001 Stock Option Plan authorized the issuance of options to purchase up to 3,600,000 and 3,250,000 shares of common stock, respectively. The Compensation Committee of the Board of Directors administers the option plans and, within certain limits, has discretion to determine the terms and conditions of options granted under the option plans. The 2001 Stock Option Plan provides for the automatic grant of options to purchase a specified number of shares to directors who are not employees (“Non-employee Directors”). Options granted to Non-employee Directors are typically vested in full at the time of grant. The maximum term of options granted under the option plans are ten years. Options granted to employees typically vest over a period of three years. No additional options may be granted under the 1993 Stock Option Plan. The 2001 Stock Option Plan had 40,009 shares available for issuance as of December 31, 2005.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     A summary of the number of shares of common stock for which outstanding options were exercisable under each of the option plans follows:

	1993 Stock Option Plan		2001 Stock Option Plan
	Number	Wtd. Avg.	Number	Wtd. Avg.
	Exercisable	Exercise Price	Exercisable	Exercise Price
December 31, 2005	348,211	$8.81	2,651,358	$16.94
December 25, 2004	498,890	$9.03	1,979,292	$16.62
December 27, 2003	807,403	$7.91	1,004,775	$14.72
     A summary of the activity related to the shares of common stock covered by outstanding options under each of the option plans follows:

	1993 Stock Option Plan			2001 Stock Option Plan
		Exercise	Wtd. Avg.		Exercise	Wtd. Avg.
	Number	Price	Exercise	Number	Price	Exercise
	of Shares	Per Share	Price	of Shares	Per Share	Price
Balance at December 28, 2002	920,946	$1.39-14.23	$7.41	2,163,550	$7.15-24.16	$16.82
Granted	18,775	12.75-15.34	15.14	436,725	12.12-16.68	15.08
Exercised	(91,401)	1.39-7.15	2.32	(40,500)	7.15	7.15
Canceled	(2,000)	7.15-15.26	11.21	(181,000)	7.15-22.30	18.39

Balance at December 27, 2003	846,320	2.71-15.34	8.12	2,378,775	7.15-24.16	16.55
Granted	—	—	—	737,000	13.45-24.36	17.49
Exercised	(327,908)	2.71-14.23	6.40	(87,316)	7.15-15.26	7.46
Canceled	(2,000)	12.75-15.34	14.05	(45,334)	7.15-15.51	12.60

Balance at December 25, 2004	516,412	2.71-15.34	9.19	2,983,125	7.15-24.36	17.11
Granted	—	—	—	330,500	12.39-16.71	14.22
Exercised	(116,250)	7.63-13.08	8.15	(61,500)	7.15	7.15
Canceled	(47,275)	13.89-15.34	13.95	(237,225)	12.12-24.36	19.50

Balance at December 31, 2005	352,887	$2.71-15.34	$8.90	3,014,900	$7.15-24.36	$16.80

     A summary of information about the shares of common stock covered by outstanding and exercisable options under the option plans at December 31, 2005 follows:

	Outstanding			Exercisable
Range		Wtd. Avg.	Wtd. Avg.		Wtd. Avg.
of Exercise	Number	Remaining	Exercise	Number	Exercise
Prices	of Shares	Contractual Life	Price	of Shares	Price
$2.71-4.00	38,000	1.3 years	$3.50	38,000	$3.50
7.15-9.32	538,948	4.4 years	7.34	538,948	7.34
10.75-14.73	918,489	7.0 years	13.72	824,818	13.83
15.26-19.48	821,850	8.2 years	16.37	584,642	16.54
$20.27-24.36	1,050,500	6.7 years	22.53	1,013,161	22.53

	3,367,787	6.7 years	$15.98	2,999,569	$16.00

     All outstanding options under the option plans will be cancelled as of the effective time of the proposed merger with The Talbots, Inc. (“Talbots”). See “Note N.”

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Stock purchase plan
     Under the Company’s Employee Stock Purchase Plan, eligible employees may be granted the opportunity to purchase common stock of the Company at 85% of market value on the first or last business day of the calendar year, whichever is lower. In connection with the proposed merger with Talbots, the offering termination date for the current offering period under the Employee Stock Purchase Plan was changed to, and the Employee Stock Purchase Plan will terminate on, the end date of the Company’s pay period during which the proxy statement for the special meeting of stockholders relating to the merger is mailed. See “Note N.” See the consolidated statement of changes in stockholders’ equity for activity under the Employee Stock Purchase Plan. At December 31, 2005, the Employee Stock Purchase Plan authorized the issuance of options to purchase up to 600,000 shares of the Company’s common stock to eligible employees, of which 243,996 shares were available for issuance.
H. Benefit plans:
     The Company offers a savings plan (the “401(k) Plan”) to its employees, which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. At the discretion of the Board of Directors, the Company may also make contributions for the benefit of all eligible employees under the 401(k) Plan. Employee eligibility is based on minimum age and employment requirements. Employees are not able to invest in Company stock in the 401(k) Plan. The Company contributed $727,000, $598,000 and $530,000 to the 401(k) Plan for fiscal 2005, fiscal 2004 and fiscal 2003, respectively.
I. Deferred compensation:
     Effective January 1, 2002, the Company established an unfunded deferred compensation plan (the “2002 DCP”) to provide benefits for management and members of the Board of Directors. Effective January 1, 2005, the Company established a second deferred compensation plan (the “2005 DCP”) that incorporated the requirements on deferred compensation imposed by new Internal Revenue Code Section 409A. The 2002 DCP and the 2005 DCP together are referred to hereafter as the “Plans.” The Plans provide for (i) elective deferrals of salary, incentive compensation and board member fees on a pre-tax basis within limits specified by the Plans (“compensation deferrals”), (ii) discretionary contributions by the Company (“discretionary contributions”), which may be made subject to vesting requirements, and (iii) certain other contributions by the Company to be made in connection with the Company’s annual discretionary match for its 401(k) Plan, if any (“other contributions”). Participants in the Plans are required to designate how they would like their compensation deferrals, discretionary contributions and other contributions to be measured based on the various measurement options provided by the Plans. Accrued deferred compensation payable at December 31, 2005 and December 25, 2004 was $5,060,000 and $3,845,000, respectively, and is included in accrued expenses. The deferred compensation payable includes only vested balances. All unvested discretionary contributions under the Plan will vest in full as of the effective time of the proposed merger with Talbots. See “Note N.”
     Separately, the Company, at its discretion, transferred $1,356,000 and $1,099,000 during fiscal 2005 and fiscal 2004, respectively, to a trust. The trust assets at December 31, 2005 and December 25, 2004 were $6,444,000 and $4,741,000, respectively, net of investment gains and losses and various fees and expenses. The trust assets are invested in corporate owned life insurance in a manner that is designed to approximate the measurement designations of the participants in the Plans, for both vested and unvested balances. Investments are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in the values of these investments will occur in the near term and that such changes will also impact participant deferred compensation balances based on the measurement designations made by the participants in the Plans. Changes in value of the trust assets are intended to mirror changes in the value of the participants’ deferred compensation accounts. The trust assets are included in other non-current assets.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
J. Income taxes:
     The Company recognizes its deferred tax assets and liabilities based on the temporary differences between the financial statement basis and tax basis of its assets and liabilities using tax rates enacted to be in effect in the years in which the differences are expected to reverse. The Company’s net deferred tax assets are fully recognized to the extent that the Company believes that it is more likely than not that such net deferred tax assets will be realized. To the extent that the Company believes that its net deferred tax assets will not be realized, the Company provides a valuation allowance against those assets.
     A summary of the significant components of deferred tax assets and liabilities follows (in thousands):

	December 31,	December 25,
	2005	2004
Deferred tax assets:
Current:
Net operating losses	$335	$554
Inventory	4,328	3,896
Reserve for customer returns	2,615	2,988
Deferred compensation	2,018	1,533
Other	2,342	1,964

Total current deferred tax assets	11,638	10,935
Non-current:
Net operating losses	260	451
Deferred credits from landlords	—	20
Other	50	—

Total non-current deferred tax assets	310	471

Total deferred tax assets	11,948	11,406

Deferred tax liabilities:
Current:
Prepaid catalogs	1,326	1,174
Non-current:
Property and equipment	3,121	7,162
Deferred credits from landlords	1,692	—

Total non-current deferred tax liabilities	4,813	7,162

Total deferred tax liabilities	6,139	8,336

Net deferred tax assets before valuation allowance	5,809	3,070
Less: Valuation allowance	(260)	(150)

Net deferred tax assets	$5,549	$2,920

     Section 382 of the Internal Revenue Code of 1986, as amended, restricts a corporation’s ability to use its federal net operating loss (“NOL”) carryforwards following certain “ownership changes.” The Company determined that such an ownership change occurred as a result of its initial public offering (“IPO”), and accordingly, the amount of the Company’s pre-IPO federal NOL carryforwards available for use in any particular taxable year is limited to $1,486,000 annually. The Company utilized $1,486,000 in federal NOL carryforwards during fiscal 2005. At December 31, 2005, the Company had available federal NOL carryforwards of approximately $958,000, which expire in 2006. The realizability of the Company’s federal NOL carryforwards could be affected by the proposed merger with Talbots. See “Note N.” At December 31, 2005 and December 25, 2004, the Company placed a valuation allowance of $260,000 and $150,000, respectively, against a portion of its deferred tax assets related to state NOL carryforwards as a result of its determination that it was more likely than not that the tax benefit of these state NOL carryforwards would not be realized.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     A summary of the components of the provision for income taxes follows (in thousands):

	Twelve Months Ended
	December 31,	December 25,	December 27,
	2005	2004	2003
	(53 weeks)
Current:
Federal	$2,553	$4,026	$2,058
State	1,106	874	1,517
Deferred:
Federal	(2,327)	601	1,922
State	(117)	795	(624)

Provision for income taxes	$1,215	$6,296	$4,873

     A reconciliation of the difference in income taxes at the U.S. federal statutory rate and the income tax provision as reported follows (in thousands):

	Twelve Months Ended
	December 31,	December 25,	December 27,
	2005	2004	2003
	(53 weeks)
Provision for income taxes at the U.S. federal statutory rate	$955	$5,251	$4,164
State taxes, net of federal tax benefits	545	952	818
Valuation allowance on state NOL carryforwards	110	150	(119)
Tax-exempt interest	(312)	(76)	—
Other (1)	(83)	19	10

Provision for income taxes at effective rate	$1,215	$6,296	$4,873

(1)	Other consists primarily of amounts related to deferred compensation, meals and entertainment, non-deductible compensation and changes in estimates for tax contingencies.
K. Commitments and contingencies:
Lease commitments
     The Company leases certain of its facilities under non-cancelable operating leases having initial or remaining terms of more than one year. Many of the Company’s leases contain scheduled increases in annual rent payments and the majority of the Company’s leases also require the Company to pay maintenance, insurance and real estate taxes. Additionally, certain of the Company’s leases include provisions for the payment of additional rent based on a percentage of sales over an established minimum. Such amounts were less than $50,000 in all periods presented. Rent expense, excluding maintenance, insurance and real estate taxes, totaled $26,047,000, $22,733,000 and $19,660,000 during fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     At December 31, 2005, the future minimum lease payments, excluding maintenance, insurance and real estate taxes, for operating leases having a remaining term in excess of one year at such date were as follows (in thousands):

Fiscal 2006	$31,266
Fiscal 2007	34,859
Fiscal 2008	35,387
Fiscal 2009	35,707
Fiscal 2010	32,331
Thereafter	82,336

Total	$251,886

     In addition to the commitments represented in the above table, the Company enters into a number of cancelable and non-cancelable commitments during the year. Typically, these commitments are for less then a year in duration and are principally focused on the construction of new retail stores and the procurement of inventory. The Company typically commits to construction costs one to six months in advance of a new retail store opening and actual construction typically begins two to three months before the store opens. Preliminary commitments with the Company’s private label merchandise vendors typically are made five to seven months in advance of planned receipt date. Initial merchandise commitments for branded merchandise typically are made four to six months before planned receipt date.
     A majority of the Company’s retail store leases contain provisions that allow us to terminate the lease early if certain predetermined annual sales levels are not met. In a minority of the retail store leases, the landlord is also granted this termination right. Generally, these provisions allow the lease to be terminated following the third, fourth or fifth year of the lease. Should the lease be terminated under these provisions, a majority of the leases obligate the Company to reimburse the landlord for the unamortized portion of any landlord allowance previously paid to the Company. See “Note B.”
Legal proceedings and other contingencies
     In August 2003, a Complaint was served on The Birch Pond Group, Inc. (a subsidiary of The J. Jill Group, Inc. which was later converted into, and is now known as, J. Jill, LLC) in a civil action filed in the California Superior Court, Riverside County, against The Birch Pond Group, Inc. and certain fictitiously named and unknown defendants who allegedly were operating J. Jill stores within the State of California. This action, allegedly on behalf of a class of salaried and non-salaried store workers, alleged, among other things, violations of various provisions of the California Labor Code and related regulations regarding meal periods, rest periods and coerced patronage, and unfair competition. In April 2005, the parties executed a settlement agreement and the Court certified a class (for settlement purposes only) and preliminarily approved the settlement agreement. In September 2005, the Court approved the settlement agreement and entered an order and final judgment. In November 2005, the Company made payments of claims to class members as well as attorney’s fees, costs and class representative enhancements. In December 2005, the Company filed with the Court and served on class counsel written certification of settlement administration. On February 10, 2006, class counsel filed with the Court and served the Company with acknowledgement of full satisfaction of judgment.
     From time to time, the Company is party to various legal proceedings, primarily arising in the ordinary course of business. Further, additional claims may be asserted in the future relative to events currently unknown to management.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
L. Segment information:
     The Company currently has two reportable business segments, retail and direct. Each segment is separately managed and utilizes distinct distribution, marketing and inventory management strategies. The retail segment markets merchandise through retail stores. The direct segment markets merchandise through the Company’s catalogs and website. Segment reporting is intended to give financial statement users a view of the Company “through the eyes of management.” The Company’s internal management reporting is the basis for the information disclosed for its business segments. In accordance with GAAP, the Company’s internally defined measure of segment profit or loss, segment contribution, is required to be disclosed, but is not a GAAP measure. Information related to segment contribution should be read in conjunction with the reconciliation to “Operating income” as determined by GAAP.
     At the beginning of 2005, the Company changed its segment reporting as a result of changes in the way management views the business. Inventory control costs, previously disclosed in other, have been reclassified to the retail and direct segments. Additionally, certain order fulfillment costs previously recorded in the direct segment have been reclassified to inventory distribution costs and allocated to the retail segment. Segment information for fiscal 2004 and fiscal 2003 has been reclassified to conform to current period presentation.
     The Company evaluates its segment profitability based on the contribution of each segment. Segment contribution represents each segment’s net sales less direct costs related to the segment’s operations. Direct costs for the retail and direct segments include merchandise acquisition and inventory control costs and inventory markdowns. Direct costs also include retail store selling, occupancy, depreciation, inventory distribution and administrative costs for the retail segment and catalog costs, certain order processing and fulfillment costs and internet selling costs for the direct segment. Segment contribution less other and general and administrative expenses is equal to operating income. Other represents unallocated shared-service costs such as merchandising, product development, sourcing and distribution facility costs, as well as outlet store revenues and expenses. General and administrative expenses include corporate executive management costs, support service costs (e.g., shared information systems, finance and human resources) and corporate headquarters occupancy costs.
     Segment assets are those that are directly used in or identified with segment operations, including inventory, fixed assets, primarily related to store construction, accounts receivable and other operating assets. Unallocated assets include corporate cash and cash equivalents, marketable securities, inventory segregated from segment inventory prior to liquidation, the Company’s corporate headquarters and distribution facility, corporate information systems, deferred tax amounts and other corporate assets.
     The accounting policies of the Company’s segments are the same as those described in “Note B.” Inter-segment balances and transactions have been eliminated.

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
     The following table summarizes financial information by segment and provides a reconciliation of segment contribution to operating income (in thousands):

	Twelve Months Ended
	December 31,	December 25,	December 27,
	2005	2004	2003
	(53 weeks)
Net sales:
Retail	$282,751	$238,776	$176,762
Direct	159,978	191,074	194,993
Other (1)	6,983	5,017	5,149

Total net sales	$449,712	$434,867	$376,904

Reconciliation to operating income:
Retail segment contribution	$16,398	$19,736	$3,621
Direct segment contribution	36,915	44,059	45,267
Other (2)	(17,935)	(16,040)	(13,817)
General and administrative expenses	(32,762)	(32,419)	(22,434)

Operating income	$2,616	$15,336	$12,637

Depreciation and amortization:
Retail	$16,935	$14,065	$10,928
Other (3)	5,820	4,598	5,203

Total depreciation and amortization	$22,755	$18,663	$16,131

Capital expenditures:
Retail	$29,221	$24,091	$31,330
Other (3)	6,799	4,693	2,935

Total capital expenditures	$36,020	$28,784	$34,265

(1)	Other represents outlet store net sales.

(2)	Other represents unallocated shared-service costs and outlet store revenues and expenses.

(3)	Other includes expenses or expenditures related to unallocated capital assets and outlet stores.
     The following table summarizes identifiable assets by segment (in thousands):

			Unallocated
	Retail	Direct	Assets	Total
Identifiable assets:
December 31, 2005	$144,080	$21,316	$122,079	$287,475
December 25, 2004	$132,539	$26,811	$123,346	$282,696

THE J. JILL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
M. Quarterly financial data (unaudited):
     The following tables contain selected quarterly consolidated financial data for fiscal 2005 and fiscal 2004 that was prepared on the same basis as the audited consolidated financial statements and includes all adjustments necessary to present fairly, in all material respects, the information set forth therein on a consistent basis.

	Fiscal 2005 Quarter Ended
	March 26,	June 25,	September 24,	December 31,
	2005	2005	2005	2005
				(14 weeks)
Net sales	$98,369	$117,417	$102,969	$130,957
Gross margin	28,727	41,830	31,814	49,370
Net income (loss)	$(2,708)	$3,870	$(2,688)	$3,040

Earnings (loss) per share:
Basic	$(0.13)	$0.19	$(0.13)	$0.15
Diluted	$(0.13)	$0.19	$(0.13)	$0.15

	Fiscal 2004 Quarter Ended
	March 27,	June 26,	September 25,	December 25,
	2004	2004	2004	2004
Net sales	$99,929	$120,561	$94,933	$119,444
Gross margin	35,082	47,148	30,103	44,124
Net income (loss)	$2,237	$6,529	$(2,660)	$2,600

Earnings (loss) per share:
Basic	$0.11	$0.33	$(0.13)	$0.13
Diluted	$0.11	$0.32	$(0.13)	$0.13
     The sum of the quarterly EPS amounts may not equal the full year amount since the computations of the weighted average shares outstanding for each quarter and the full year are made independently.
N. Subsequent Event:
     On February 5, 2006, J. Jill entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Talbots and Jack Merger Sub, Inc., a wholly owned subsidiary of Talbots (“Merger Sub”). Pursuant to the Merger Agreement, Talbots will acquire J. Jill in a taxable all-cash transaction whereby Merger Sub will merge with and into J. Jill (the “Merger”). J. Jill will continue as the corporation surviving the Merger and will become a wholly owned subsidiary of Talbots. The Merger Agreement provides, upon consummation of the Merger, for J. Jill’s stockholders to receive $24.05 in cash, without interest, for each share of common stock of J. Jill. Options outstanding under J. Jill’s stock option plans, whether or not exercisable or vested, will be cancelled as of the effective time of the Merger. Holders of options will be entitled to receive a cash payment (less required tax withholdings) equal to the excess, if any, of $24.05 over the exercise price of each such option, multiplied by the amount of shares covered by each such option. The Merger Agreement is subject to adoption by J. Jill’s stockholders, as well as the satisfaction or waiver of other conditions, including, among others, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, J. Jill will be required to pay Talbots a termination fee of $18,000,000.

THE J. JILL GROUP, INC.
SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS
(in thousands)

	Balance	Amounts	Write-Offs	Balance
	Beginning	Charged to	Against	End of
	of Period	Net Income	Reserve	Period
Accrued Customer Returns:

Year ended December 31, 2005	$7,494	$64,468	$65,404	$6,558

Year ended December 25, 2004 (1)	$7,289	$65,683	$65,478	$7,494

Year ended December 27, 2003 (1)	$7,328	$64,439	$64,478	$7,289

(1)	Certain fiscal 2004 and fiscal 2003 information has been reclassified to conform to fiscal 2005 presentation.